EXHIBIT 99.1

  STATEMENT OF CHIEF EXECUTIVE OFFICER
       PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Sally A. Fonner, President of Win or Lose Acquisition Corporation (the "Company"), hereby certifies that:

       The Company's Form 10-Q Quarterly Report for the period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                    /s/ Sally A Fonner
   -----------------------------------------------------
   Sally A. Fonner, President
   Dated: May 12, 2003